         Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-176656, No. 333-144231, No. 333-131975, No. 333-123652, No. 333-122580 and No. 333-181371) and Forms S-8 (No. 333-107266, No. 333-111022, No. 333-146251, No. 333-146296, No. 333-145068, No. 333-122275 and No. 333-184186) of Lions Gate Entertainment Corporation of our report dated January 10, 2013 relating to the financial statements of Studio 3 Partners L.L.C., which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, New York
May 30, 2013